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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-61966 of Thornburg Mortgage, Inc. of our report dated January 25, 2002, except as to the equity offering described in Note 10 which is as of February 12, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 27, 2002